Exhibit 99.1

macy's inc.

Contacts:

Media – Jim Sluzewski

     513/579-7764

Investor – Matt Stautberg

     513/579-7780

FOR IMMEDIATE RELEASE

MACY'S, INC. REPORTS SECOND QUARTER EARNINGS

AND REAFFIRMS FULL-YEAR GUIDANCE

CINCINNATI, Ohio, August 11, 2016 – Macy's, Inc. today reported diluted earnings per share of 3 cents in the second quarter of 2016, ended July 30, 2016. Excluding asset impairment and other charges primarily related to upcoming store closings and non-cash retirement plan settlement charges of $255 million, or 51 cents per share (as described below), second quarter earnings per share were 54 cents per share. The company's earnings for the second quarter of 2016 compare with 64 cents per diluted share in the second quarter of 2015.

The company also reaffirmed its previous sales and earnings guidance for full-year 2016.

            (Editor's Note: This morning, Macy's, Inc. also issued a separate news release announcing moves to drive profitable growth and enhance shareholder value.)

Macy's, Inc.'s earnings per share in the first half of 2016 were 41 cents (94 cents per share excluding asset impairment and other charges primarily related to upcoming store closings and non-cash settlement charges related to the company's retirement plans, as described below), compared with earnings per diluted share of $1.19 in the same period last year.

“We are encouraged by the distinct improvement in our sales and earnings trend in the second quarter. Over the past few months, we have been saying that a setback is a setup for a comeback, and we now believe we are set up well to proceed to a comeback. Our sales strengthened month-by-month throughout the second quarter. This trend improvement gives us confidence in our plans for the back half of the year, and in our strategic planning for improvements to our business model going forward,” said Terry J. Lundgren, Macy's chairman and chief executive officer.

“A number of factors worked in our favor in the second quarter, including a normalized weather pattern, which contributed to a sales lift in our apparel business in particular. We also saw a smaller decrease in tourist spending during prime summer travel months, supported by strengthened promotional events designed to increase customer traffic and conversion. Macy's first-ever ‘Black Friday in July’ event was a terrific success which drove record store and online sales for a mid-year period,” Lundgren said.

“We also are pleased that a number of sales-driving initiatives put in place in recent months are beginning to gain traction. These include additional investments in store staffing and visual presentation, the rollout of our enhanced fine jewelry departments, athletic/active apparel intensification, home store improvements and Last Act clearance strategy,” he added.

Sales

Sales in the second quarter of 2016 totaled $5.866 billion, a decrease of 3.9 percent, compared with sales of $6.104 billion in the same period last year. Comparable sales on an owned plus licensed basis were down by 2.0 percent in the second quarter. On an owned basis, second quarter comparable sales declined by 2.6 percent. The difference between the year-over-year change in total and comparable sales largely resulted from the closing of 41 underperforming Macy's stores in fiscal 2015.

For the year to date, Macy's, Inc. sales totaled $11.637 billion, down 5.7 percent from total sales of $12.336 billion in the first half of 2015. Comparable sales on an owned plus licensed basis were down by 3.8 percent year-to-date in 2016. On an owned basis, year-to-date comparable sales declined by 4.4 percent.

In the second quarter, the company opened seven Bluemercury freestanding specialty stores. In the fall season, scheduled store openings include a Macy's in Kapolei, HI, one Macy's Backstage freestanding store in San Antonio, one Bloomingdale's Outlet in Orange, CA, and 10 additional Bluemercury freestanding specialty stores. In the second quarter, eight Macy's Backstage and seven Bluemercury shops opened inside Macy's stores, with another five in-store Macy's Backstage and seven in-store Bluemercury shops planned for the fall season. In the third quarter, Macy's is closing stores in North Hollywood, CA, and West Valley City, UT. In a separate news release issued today, the company announced plans to close approximately 100 full-line Macy's locations, most of which will be closed in early 2017.

Operating Income

Macy's, Inc.'s operating income totaled $117 million or 2.0 percent of sales for the quarter ended July 30, 2016. Excluding asset impairment and other charges primarily related to upcoming store closings announced today of $249 million ($154 after tax, or 49 cents per share) and non-cash settlement charges related to the company's retirement plans of $6 million ($3 million after tax, or 2 cents per share), operating income for the second quarter was $372 million or 6.4 percent of sales. This compares with operating income of $436 million or 7.1 percent of sales for the same period last year.

For the first half of 2016, Macy's, Inc.'s operating income totaled $393 million or 3.4 percent of sales. Excluding asset impairment and other charges of $249 million ($154 million after tax, or 49 cents per share) and non-cash settlement charges related to the company’s retirement plans of $19 million ($12 million after tax, or 4 cents per share), operating income for the first half of 2016 was $661 million, or 5.7 percent of sales. This compares with operating income of $845 million, or 6.8 percent of sales, in the first half of 2015.

Cash Flow

Net cash provided by operating activities was $560 million in the first half of 2016, compared with $398 million in the first six months of last year. Net cash used by investing activities in the first half of 2016 was $338 million, compared with $615 million a year ago. Investing activities in the first six months of 2015 included the acquisition of Bluemercury. Net cash used by financing activities in the first six months of 2016 was $331 million, compared with $1.186 billion in the first half of 2015.

The company did not repurchase any shares of its common stock in the second quarter of 2016. Given first quarter results, the company had decided to suspend its repurchase program but will consider resuming stock buybacks in the second half of 2016 assuming current sales trends continue. At July 30, 2016, the company has remaining authorization to repurchase up to approximately $1.9 billion of its common stock.

Looking Ahead

            Based upon improved sales and earnings in the second quarter, the company remains confident in its previously provided guidance for full-year 2016.

Macy's, Inc. expects full-year 2016 comparable sales on an owned plus licensed basis sales to decrease in the range of 3 percent to 4 percent, with comparable sales on an owned basis to be approximately 50 basis points lower. The company expects earnings per diluted share (excluding asset impairment charges and retirement settlement charges) in fiscal 2016 to be in a range of $3.15 to $3.40.

Important Information Regarding Financial Measures

Please see the final pages of this news release for important information regarding the calculation of the company's non-GAAP financial measures.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2015 sales of $27.079 billion. The company operates about 880 stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's, Bloomingdale's, Bloomingdale's Outlet, Macy's Backstage and Bluemercury, as well as the macys.com, bloomingdales.com and bluemercury.com websites. Bloomingdale's in Dubai is operated by Al Tayer Group LLC under a license agreement.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates and non-recurring charges, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

#  #  #

(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's, Inc.'s call with analysts and investors will be held today (Aug. 11) at 10 a.m. (ET). (Note this is a new time for Macy's quarterly earnings conference call.) Macy's, Inc.'s webcast is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call in on 1-888-211-9951, passcode 1044180. A replay of the conference call can be accessed on the Web site or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call.

Macy's, Inc. is scheduled to present at the Goldman Sachs Annual Global Retailing Conference at 8:05 a.m. ET on Thursday, Sept. 8, in New York City. Media and investors may access a live audio webcast of the presentation at www.macysinc.com/ir beginning at 8:05 a.m. on Sept. 8. A replay of the webcast will be available on the company's website.)

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended

      July 30, 2016

      August 1, 2015

$	% to

Net sales

$	% to

Net sales

Net sales................................................................	$ 5,866		$ 6,104

Cost of sales (Note 2)..................................................	3,468	59.1%	3,610	59.1%

Gross margin..........................................................	2,398	40.9%	2,494	40.9%

Selling, general and administrative expenses.............	(2,026)	(34.5%)	(2,058)	(33.8%)

Impairments and other costs (Note 3)......................	(249)	(4.3%)	-	-%

Settlement charges (Note 4)....................................	(6)	(0.1%)	-	-%

Operating income...................................................	117	2.0%	436	7.1%

Interest expense – net............................................	(97)		(93)

Income before income taxes...................................	20		343

Federal, state and local income tax expense (Note 5)..	(11)		(126)

Net income............................................................	9		217

Net loss attributable to noncontrolling interest...........	2		-

Net income attributable to Macy's, Inc. shareholders..	$ 11		$ 217

Basic earnings per share attributable to Macy's, Inc. shareholders.................................	$ .03		$ .65

Diluted earnings per share attributable to Macy's, Inc. shareholders.................................	$ .03		$ .64

Average common shares:
Basic...............................................................	309.4		335.7
Diluted.............................................................	311.3		341.0

End of period common shares outstanding................	308.5		331.0

Depreciation and amortization expense....................	$ 260		$ 261

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1) Because of the seasonal nature of the retail business, the results of operations for the 13 weeks ended July 30, 2016 and August 1, 2015 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2) Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method. Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 13 weeks ended July 30, 2016 or August 1, 2015.

(3)  For the 13 weeks ended July 30, 2016, includes $249 million on a pre-tax basis, or $154 million after tax or $.49 per diluted share attributable to Macy's, Inc., primarily for asset impairment charges. These charges relate primarily to anticipated store closings.

(4)  For the 13 weeks ended July 30, 2016, includes $6 million on a pre-tax basis, or $3 million after tax or $.02 per diluted share attributable to Macy's, Inc., of non-cash settlement charges relating to the Company's defined benefit retirement plans. These charges result from an increase in lump sum distributions associated with store closings, a voluntary separation program and organizational restructuring, in addition to periodic distribution activity.

(5)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	26 Weeks Ended		26 Weeks Ended

      July 30, 2016

      August 1, 2015

$	% to

Net sales

$	% to

Net sales

Net sales..................................................................	$ 11,637		$ 12,336

Cost of sales (Note 2)...............................................	6,984	60.0%	7,410	60.1%

Gross margin............................................................	4,653	40.0%	4,926	39.9%

Selling, general and administrative expenses...............	(3,992)	(34.3%)	(4,081)	(33.1%)

Impairments and other costs (Note 3)........................	(249)	(2.1%)	-	-%

Settlement charges (Note 4)......................................	(19)	(0.2%)	-	-%

Operating income......................................................	393	3.4%	845	6.8%

Interest expense – net...............................................	(195)		(188)

Income before income taxes......................................	198		657

Federal, state and local income tax expense (Note 5)...	(74)		(247)

Net income...............................................................	124		410

Net loss attributable to noncontrolling interest............	3		-

Net income attributable to Macy's, Inc. shareholders...	$ 127		$ 410

Basic earnings per share attributable to Macy's, Inc. shareholders...................................	$ .41		$ 1.21

Diluted earnings per share attributable to Macy's, Inc. shareholders...................................	$ .41		$ 1.19

Average common shares:
Basic.................................................................	310.0		338.2
Diluted...............................................................	312.4		343.7

End of period common shares outstanding..................	308.5		331.0

Depreciation and amortization expense......................	$ 520		$ 520

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 26 weeks ended July 30, 2016 and August 1, 2015 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method. Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 26 weeks ended July 30, 2016 or August 1, 2015.

(3)  For the 26 weeks ended July 30, 2016, includes $249 million on a pre-tax basis, or $154 million after tax or $.49 per diluted share attributable to Macy's, Inc., primarily for asset impairment charges. These charges relate primarily to anticipated store closings.

(4)  For the 26 weeks ended July 30, 2016, includes $19 million on a pre-tax basis, or $12 million after tax or $.04 per diluted share attributable to Macy's, Inc., of non-cash settlement charges relating to the Company's defined benefit retirement plans. These charges result from an increase in lump sum distributions associated with store closings, a voluntary separation program and organizational restructuring, in addition to periodic distribution activity.

(5)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY'S, INC.

Consolidated Balance Sheets (Unaudited)

(millions)

	July 30,	January 30,	August 1,
	2016	2016	2015
ASSETS:
Current Assets:
Cash and cash equivalents.....................................	$ 1,000	$ 1,109	$ 843
Receivables...........................................................	423	558	334
Merchandise inventories........................................	5,322	5,506	5,496
Prepaid expenses and other current assets.............	471	479	437
Total Current Assets...........................................	7,216	7,652	7,110

Property and Equipment – net..................................	7,187	7,616	7,704
Goodwill...................................................................	3,897	3,897	3,897
Other Intangible Assets – net....................................	502	514	523
Other Assets.............................................................	904	897	726

Total Assets........................................................	$19,706	$20,576	$19,960

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Short-term debt......................................................	$ 942	$ 642	$ 83
Merchandise accounts payable..............................	1,877	1,526	1,942
Accounts payable and accrued liabilities...............	2,514	3,333	2,277
Income taxes.........................................................	23	227	64
Total Current Liabilities......................................	5,356	5,728	4,366

Long-Term Debt.......................................................	6,688	6,995	7,151
Deferred Income Taxes............................................	1,448	1,477	1,449
Other Liabilities........................................................	2,164	2,123	2,150
Shareholders' Equity:
Macy's, Inc............................................................	4,046	4,250	4,844
Noncontrolling interest..........................................	4	3	-
Total Shareholders' Equity.................................	4,050	4,253	4,844

Total Liabilities and Shareholders' Equity..........	$19,706	$20,576	$19,960

Note: Certain reclassifications were made to prior year’s amounts to conform with the classifications of such amounts in the most recent years.

MACY'S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

26 Weeks Ended

July 30, 2016

26 Weeks Ended

August 1, 2015

Cash flows from operating activities:
Net income........................................................................	$ 124	$ 410
Adjustments to reconcile net income to net cash provided by operating activities:
Impairments and other costs........................................	249	-
Settlement charges.......................................................	19	-
Depreciation and amortization.....................................	520	520
Stock-based compensation expense.............................	37	47
Amortization of financing costs and premium on acquired debt.............................................................	(1)	(2)
Changes in assets and liabilities:
Decrease in receivables...........................................	99	92
(Increase) decrease in merchandise inventories.......	184	(50)
Increase in prepaid expenses and other current assets.	(40)	(29)
Increase in other assets not separately identified.......	-	-
Increase in merchandise accounts payable..............	307	314
Decrease in accounts payable, accrued liabilities and other items not separately identified............	(686)	(626)
Decrease in current income taxes............................	(204)	(232)
Decrease in deferred income taxes..........................	(26)	(20)
Decrease in other liabilities not separately identified	(22)	(26)
Net cash provided by operating activities..............	560	398

Cash flows from investing activities:
Purchase of property and equipment.................................	(293)	(367)
Capitalized software..........................................................	(151)	(144)
Acquisition of Bluemercury, Inc., net of cash acquired.....	-	(212)
Disposition of property and equipment.............................	67	4
Other, net...........................................................................	39	104
Net cash used by investing activities......................	(338)	(615)

Cash flows from financing activities:
Debt repaid........................................................................	(3)	(72)
Financing costs..................................................................	(3)	-
Dividends paid..................................................................	(228)	(227)
Increase (decrease) in outstanding checks.........................	2	(136)
Acquisition of treasury stock.............................................	(130)	(909)
Issuance of common stock................................................	27	158
Proceeds from noncontrolling interest...............................	4	-
Net cash used by financing activities.....................	(331)	(1,186)

Net decrease in cash and cash equivalents............................	(109)	(1,403)
Cash and cash equivalents at beginning of period................	1,109	2,246

Cash and cash equivalents at end of period..........................	$ 1,000	$ 843

Note: Certain reclassifications were made to prior year’s amounts to conform with the classifications of such amounts in the most recent years.

MACY'S, INC.

Important Information Regarding Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP financial measures provide users of the Company's financial information with additional useful information in evaluating operating performance. Management believes that excluding certain items that may vary substantially in frequency and magnitude from operating income, operating income as a percent of sales and diluted earnings per share attributable to Macy's, Inc. shareholders provides useful supplemental measures that assist in evaluating the Company's ability to generate earnings and leverage sales and to more readily compare these metrics between past and future periods. Management believes that providing changes in comparable sales on an owned plus licensed basis, which includes the impact of growth in comparable sales of departments licensed to third parties supplementally to its results of operations calculated in accordance with GAAP assists in evaluating the Company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, on a comparable basis, and in evaluating the impact of changes in the manner in which certain departments are operated.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. Additionally, the amounts received by the Company on account of sales of departments licensed to third parties are limited to commissions received on such sales. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Diluted Earnings Per Share Attributable to Macy's, Inc. Shareholders, Excluding Certain Items

The following is a reconciliation of the non-GAAP financial measure diluted earnings per share attributable to Macy's, Inc. shareholders, excluding certain items, to GAAP diluted earnings per share attributable to Macy's, Inc., shareholders, which the Company believes to be the most directly comparable GAAP measure.

13 Weeks

Ended

July 30,

2016

26 Weeks

Ended

July 30,

2016

Diluted earnings per share attributable to Macy's, Inc. shareholders.....................................................	$0.03	$0.41

Add back the pre-tax impact of impairments and other costs....	0.80	0.80

Add back the pre-tax impact of settlement charges...................	0.02	0.06

Deduct the income tax impact of impairments and other costs and settlement charges..........................................	(0.31)	(0.33)

Diluted earnings per share attributable to Macy's, Inc. shareholders, excluding impairments and other costs and settlement charges.........................................	$0.54	$0.94

MACY'S, INC.

Important Information Regarding Non-GAAP Financial Measures

Change in Comparable Sales

The following is a reconciliation of the non-GAAP financial measure of changes in comparable sales on an owned plus licensed basis, to GAAP comparable sales (i.e., on an owned basis), which the Company believes to be the most directly comparable GAAP financial measure.

13 Weeks

Ended

July 30,

2016

26 Weeks

Ended

July 30,

2016

Decrease in comparable sales on an owned basis (Note 1)........	(2.6)%	(4.4)%

Impact of growth in comparable sales of departments licensed to third parties (Note 2)........................................	0.6%	0.6%

Decrease in comparable sales on an owned plus licensed basis	(2.0)%	(3.8)%

Notes:

(1)  Represents the period-to-period change in net sales from stores in operation throughout the year presented and the immediately preceding year and all online sales, excluding commissions from departments licensed to third parties.

(2)  Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and via the Internet in the calculation of comparable sales. The Company licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, the Company includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. The Company does not, however, include any amounts in respect of licensed department sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e. on an owned basis). The Company believes that the amounts of commissions earned on sales of departments licensed to third parties are not material to its results of operations for the periods presented.